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                                                                EXHIBIT 99.4

WESTINGHOUSE ELECTRIC CORPORATION
SPECIAL ITEMS INCLUDED IN RESULTS OF OPERATIONS
FIRST AND SECOND QUARTERS 1996
(in millions except per share amounts) (unaudited)

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
                                                         THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                           JUNE 30, 1996                             JUNE 30, 1996

                                               PRE-TAX     AFTER-TAX     PER-SHARE        PRE-TAX       AFTER-TAX    PER-SHARE
                                                AMOUNT       AMOUNT       IMPACT          AMOUNT          AMOUNT      IMPACT
                                                ------       ------       ------          ------          ------      ------
CONTINUING OPERATIONS:
Operating Profit:
   Restructuring                                   --                                      ($125)
   Litigation matters                              --                                       (486)
   Impairment of assets                            --                                        (54)
   Environmental remediation activities         ($175)                                      (175)
   Contract accounting adjustments                 --                                       (128)
   Other                                           --                                        (30)
                                               -------                                  ---------

        Total impact on operating profit         (175)       ($116)                         (998)         ($663)

Other income and expense:
   Loss on assets held for sale                    --           --                          (152)          (101)
                                               -------    ---------                     ---------      ---------

        Total impact on Continuing Operations    (175)        (116)       ($0.26)         (1,150)          (764)        ($1.74)


DISCONTINUED OPERATIONS:
Estimated loss on disposal of
  environmental services business                               --                                         (146)
Gain on disposal of the defense and
  electronic systems business and Knoll                         --                                        1,164
                                                          ---------                                    ---------

        Net gain on disposal of businesses                      --            --                          1,018           2.32


EXTRAORDINARY ITEM:
Loss on early extinguishment of debt                            --            --                            (63)         (0.14)
                                                          ---------      ---------                     ---------      ---------

NET AMOUNT OF SPECIAL ITEMS                                  ($116)        ($0.26)                         $191          $0.44
                                                          =========      =========                     =========      =========

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